BRIDGES INVESTMENT FUND, INC.

                  PROXY - Annual Meeting of February 20, 2001


     The undersigned hereby appoints Edson L. Bridges II, John W. Estabrook, and Edson L. Bridges III, and each or any of them, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote at the Annual Meeting of Shareholders of Bridges Investment Fund, Inc. to be held at the office of the corporation in the City of Omaha, State of Nebraska, at Room 256, Durham Plaza, 8401 West Dodge Road, on February 20, 2001, at 11:00 o'clock a.m. Omaha time, or at any adjournment thereof, upon the matters as set forth in the Notice of such Meeting and the Proxy
Statement as follows:


1. For the Election of Fourteen Directors: Frederick N. Backer, Edson L. Bridges II, Edson L. Bridges III, N. P. Dodge, Jr., John W. Estabrook, Jon D. Hoffmaster, John J. Koraleski, Roger A. Kupka, Gary L. Petersen, John T. Reed, Roy A. Smith, Janice D. Stoney, L. B. Thomas, and John K. Wilson.


          ___ For All Nominees

          ___ For All Nominees except for person(s) whose name(s) is written on lines at right or below: _________________________

                _____________________________________________________________

          ___ Withhold authority to vote for all Nominees



2. For a proposed investment advisory contract which continues the employment of Bridges Investment Counsel, Inc. as investment adviser to the Fund for the period from April 17, 2001, through April 17, 2002.


          ___ For         ___ Against          ___ Abstain


3. For the ratification of the selection of KPMG LLP as independent auditors of the Fund for Fiscal Year ending December 31, 2001.


          ___ For         ___ Against          ___ Abstain


4. To approve or reject the increase of 3,000,000 shares of authorized capital stock of the Fund from 3,000,000 to 6,000,000 shares.


          ___ For         ___ Against          ___ Abstain


5. On any other business which may properly come before the Meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, and 5.


                              DATED _______________________, 2001



NOTE:  Please sign name or names as
       imprinted hereon.  Where stock
       is registered in joint tenancy,
       all tenants should sign.  Persons
       signing as Executors, Administrators,
       Trustees, etc. should so indicate.

                              SIGNATURE(S)___________________________

                              _______________________________________


ALL SHAREHOLDERS ARE REQUESTED TO SIGN AND MAIL PROXIES PROMPTLY. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR THE ELECTION OF DIRECTORS IS NOT SOLICITED.















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